EXHIBIT 31.1

CERTIFICATIONS

I, Michael Jordan Friedman, certify that:

1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A for the three months ended July 31, 2011 of Fresh Harvest Products, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

October 12, 2011	/s/ Michael Jordan Friedman
Michael Jordan Friedman
Chief Executive Officer, President, Chief Financial Officer and Chairman